Exhibit 99.1

IDI, Inc. Announces Corporate Name Change to Cogint, Inc. and Move to NASDAQ Stock Market

Name and Corporate Identity Reflect Innovation and Comprehensive Analytical Capabilities

BOCA RATON, Fla. — (BUSINESS WIRE) – September 14, 2016 – IDI, Inc. (NYSE MKT: IDI) (“IDI” or the “Company”), a data and analytics company, today announced that it will adopt Cogint, Inc. as its new name and that it will move its stock exchange listing to The NASDAQ Stock Market from the NYSE MKT (the “NYSE MKT”). The Company expects its common stock will begin trading on The NASDAQ Global Market (the “NASDAQ”) on September 26, 2016 under a new symbol – “COGT” – after ringing the NASDAQ Opening Bell on September 26, 2016.

“We are announcing two very significant milestones in our evolution today,” said Derek Dubner, CEO of the Company. “We have chosen a name that encompasses our diverse offerings to various markets and embodies our passion and unique ability to create innovative technologies that transform data into intelligence, enabling our clients to better execute all aspects of their business. By moving to the NASDAQ, we are proud to join the ranks of the world’s best technology companies, where we will continue to execute our vision with greater public awareness.”

Mr. Dubner further commented, “Our new logo signifies the complex data problems organizations face today and how powerful analytics that deliver insight provide clear, convincing and actionable solutions.” The gradient bar above the mark represents the transition from complexity to clarity, leading to the arrow which signifies actionable insights. As part of the name change, the Company will launch a new website at www.cogint.com on September 26, 2016.

IDI-related product names will continue to be utilized to serve the risk management industry. Fluent and Q Interactive brands will continue to serve the consumer marketing industry.

The Company has notified the NYSE MKT that it will voluntarily delist its common stock from the NYSE MKT. The last day of trading of the common stock on the NYSE MKT is expected to be on or about September 23, 2016. Trading on NASDAQ under the cogint name, ticker symbol COGT, and new CUSIP number 19241Q 101 is expected to begin at market open on September 26, 2016. The Company expects its new name will be effective September 26, 2016.

About IDI, Inc. (Soon to be Cogint, Inc. effective September 26, 2016)

At IDI, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At IDI, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: www.ididata.com and www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether being listed on the NASDAQ and establishing a new name and logo is a significant milestone in the Company’s evolution and whether we will continue to be able to execute our vision as a NASDAQ-listed company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 18, 2016, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Media and Investor Relations Contact:

IDI, Inc.

Jordyn Kopin

Director, Investor Relations

646-356-8469

JKopin@ididata.com